Exhibit 1(c)

BLACKROCK FUNDS II
(A Massachusetts Business Trust)

AMENDED AND RESTATED CERTIFICATE OF CLASSIFICATION OF SHARES

The undersigned, Assistant Secretary of BlackRock Funds II (the “Fund”), does hereby certify to the following:

That, at a meeting of the Board of Trustees of the Fund on September 14-15, 2010, the Trustees of the Fund by resolution approved, with respect to the class of the fund with the alphabetical designation KK and the supplementary designation BlackRock Floating Rate Income Portfolio, a new class of shares with the same alphabetical designation, KK-10, representing shares with the supplementary designation of Investor C1 Shares, effective as of such date;

That, at a meeting of the Board of Trustees of the Fund on September 14-15, 2010, the Trustees of the Fund by resolution approved (a) a change in supplementary designation of the class with the alphabetical designation II from BlackRock Income Builder Portfolio to BlackRock Global Dividend Income Portfolio, effective as of November 1, 2010 and (b) the termination as a class of the Fund of the class with the designation W and the supplementary designation BlackRock Prepared Portfolio 2010, effective December 10, 2010; and further

That, at a meeting of the Board of Trustees of the Fund on February 8-9, 2011, the Trustees of the Fund by resolution approved, (a) with respect to the class of the fund with the alphabetical designation B and the supplementary designation BlackRock Low Duration Bond Portfolio, two new classes of shares with the same alphabetical designation, (1) B-14, representing shares with the supplementary designation of Investor B3 Shares, and (2) B-15 representing shares with the supplementary designation Investor C3 Shares, effective as of such date; (b) with respect to the class of the fund with the alphabetical designation C and the supplementary designation BlackRock Intermediate Government Portfolio, three new classes of shares with the same alphabetical designation, (1) C-6 representing shares with the supplementary designation BlackRock Shares, C-8, representing shares with the supplementary designation of Investor B1 Shares, and C-10 representing shares with the supplementary designation Investor C1 Shares, effective as of such date; and (c) the termination as classes of the Fund of the classes (i) with the designation and the supplementary designation BlackRock Ohio Municipal Bond Portfolio and (ii) with the alphabetical designation P and the supplementary designation BlackRock Kentucky Municipal Bond Portfolio, effective July 14, 2011; and further

That at a meeting of the Board of Trustees of the Fund on March 18, 2011, the Trustees of the Fund approved a number of reorganizations that would result in the liquidation of a number of Portfolios, and certain Portfolio name changes, in each case to take effect upon the consummation of the reorganizations. In connection with such reorganizations, effective as of July 18, 2011, the classes (a) with the alphabetical designation G and the supplementary designation BlackRock Government Income Portfolio, (b) with the alphabetical designation D and the supplementary designation BlackRock Bond Portfolio, (c) with the alphabetical designation J and the supplementary designation BlackRock Managed Income Portfolio and (d) with the alphabetical designation M and the supplementary designation BlackRock AMT-Free Municipal Bond Portfolio are terminated as classes of the Fund, and the class with the alphabetical designation E and the supplementary designation BlackRock Total Return Portfolio II is changed to BlackRock Core Bond Portfolio, and the class with the alphabetical designation C and the supplementary designation BlackRock Intermediate Government Bond Portfolio is changed to BlackRock U. S. Government Portfolio; and further

That, at a meeting of the Board of Trustees of the Fund on September 13-14, 2010, the Trustees of the Fund by resolution approved a change in supplementary designation of the class with the alphabetical designation HH from BlackRock Income Portfolio to BlackRock Income Builder Portfolio, effective as of November 28, 2011.

The undersigned, Assistant Secretary of the Fund, does hereby further certify that following the actions referenced above, the following classes of shares of beneficial interests in the Fund have heretofore been established and designated by the Trustees of the Fund in accordance with Article V of the Fund’s Declaration of Trust, that such classes remain in effect as of the date hereof, that the Fund is authorized to issue an unlimited number of shares of beneficial interest of each such class and that the classes have the relative rights and preferences set forth below:

Alphabetical Designation of Class	Supplementary Designation	Alphabetical Designation of Classes of Shares with the Same Alphabetical Designation (Classes in the Class Group)	Supplementary Designation of Classes of Shares with the Same Alphabetical Designation (Classes in the Class Group)
B	BlackRock Low Duration Bond Portfolio	B-2	Investor A
		B-7	Investor A1
		B-4	Investor B
		B-8	Investor B1
		B-9	Investor B2
		B-14	Investor B3
		B-5	Investor C
		B-10	Investor C1
		B-11	Investor C2
		B-15	Investor C3
		B-3	Institutional Shares
		B-1	Service Shares
		B-6	BlackRock Shares
		B-12	R Shares
C	BlackRock U.S. Government Bond Portfolio	C-2	Investor A
		C-4	Investor B
		C-8	Investor B1

2

Alphabetical Designation of Class	Supplementary Designation	Alphabetical Designation of Classes of Shares with the Same Alphabetical Designation (Classes in the Class Group)	Supplementary Designation of Classes of Shares with the Same Alphabetical Designation (Classes in the Class Group)
		C-5	Investor C
		C-10	Investor C1
		C-3	Institutional Shares
		C-1	Service Shares
		C-6	BlackRock Shares
		C-12	R Shares
E	BlackRock Core Bond Portfolio	E-2	Investor A
		E-4	Investor B
		E-5	Investor C
		E-3	Institutional Shares
		E-12	R Shares
		E-1	Service Shares
		E-6	BlackRock Shares
H	BlackRock Inflation Protected Bond Portfolio	H-2	Investor A
		H-4	Investor B
		H-5	Investor C
		H-3	Institutional Shares
		H-1	Service Shares
		H-6	BlackRock Shares
		H-12	R Shares
I	BlackRock GNMA Portfolio	I-2	Investor A
		I-4	Investor B
		I-5	Investor C
		I-3	Institutional Shares
		I-1	Service Shares
		I-12	R Shares
		I-6	BlackRock Shares
K	BlackRock International Bond Portfolio	K-2	Investor A
		K-4	Investor B
		K-5	Investor C
		K-3	Institutional Shares
		K-1	Service Shares
		K-6	BlackRock Shares
		K-12	R Shares
L	BlackRock High Yield Bond Portfolio	L-2	Investor A
		L-4	Investor B
		L-8	Investor B1
		L-5	Investor C

3

Alphabetical Designation of Class	Supplementary Designation	Alphabetical Designation of Classes of Shares with the Same Alphabetical Designation (Classes in the Class Group)	Supplementary Designation of Classes of Shares with the Same Alphabetical Designation (Classes in the Class Group)
		L-10	Investor C1
		L-3	Institutional Shares
		L-12	R Shares
		L-1	Service Shares
		L-6	BlackRock Shares
R	BlackRock Long Duration Bond Portfolio	R-2	Investor A
		R-3	Institutional Shares
		R-6	BlackRock Shares
		R-12	R Shares
S	BlackRock Conservative Prepared Portfolio	S-2	Investor A
		S-5	Investor C
		S-3	Institutional Shares
		S-12	R Shares
T	BlackRock Moderate Prepared Portfolio	T-2	Investor A
		T-5	Investor C
		T-3	Institutional Shares
		T-12	R Shares
U	BlackRock Growth Prepared Portfolio	U-2	Investor A
		U-5	Investor C
		U-3	Institutional Shares
		U-12	R Shares
V	BlackRock Aggressive Growth Prepared Portfolio	V-2	Investor A
		V-5	Investor C
		V-3	Institutional Shares
		V-12	R Shares
X	BlackRock Prepared Portfolio 2015	X-2	Investor A
		X-3	Institutional Shares
		X-12	R Shares
Y	BlackRock Prepared Portfolio 2020	Y-2	Investor A
		Y-3	Institutional Shares
		Y-12	R Shares
Z	BlackRock Prepared Portfolio 2025	Z-2	Investor A
		Z-3	Institutional Shares
		Z-12	R Shares
AA	BlackRock Prepared Portfolio 2030	AA-2	Investor A
		AA-3	Institutional Shares
		AA-12	R Shares

4

Alphabetical Designation of Class	Supplementary Designation	Alphabetical Designation of Classes of Shares with the Same Alphabetical Designation (Classes in the Class Group)	Supplementary Designation of Classes of Shares with the Same Alphabetical Designation (Classes in the Class Group)
BB	BlackRock Prepared Portfolio 2035	BB-2	Investor A
		BB-3	Institutional Shares
		BB-12	R Shares
CC	BlackRock Prepared Portfolio 2040	CC-2	Investor A
		CC-3	Institutional Shares
		CC-12	R Shares
DD	BlackRock Prepared Portfolio 2045	DD-2	Investor A
		DD-3	Institutional Shares
		DD-12	R Shares
EE	BlackRock Prepared Portfolio 2050	EE-2	Investor A
		EE-3	Institutional Shares
		EE-12	R Shares
FF	BlackRock Emerging Market Debt Portfolio	FF-2	Investor A
		FF-5	Investor C
		FF-3	Institutional Shares
		FF-6	BlackRock Shares
GG	BlackRock Strategic Income Opportunities Portfolio	GG-2	Investor A
		GG-5	Investor C
		GG-3	Institutional Shares
HH	BlackRock Income Portfolio	HH-2	Investor A
		HH-5	Investor C
		HH-3	Institutional Shares
II	BlackRock Global Dividend Income Portfolio	II-2	Investor A
		II-5	Investor C
		II-3	Institutional Shares
JJ	BlackRock Multi-Sector Bond Portfolio	JJ-2	Investor A
		JJ-5	Investor C
		JJ-3	Institutional Shares
KK	BlackRock Floating Rate Income Portfolio	KK-2	Investor A
		KK-5	Investor C
		KK-3	Institutional Shares
		KK-10	Investor C1

(1) All consideration received by the Fund for the issue or sale of all Service Shares, Investor A Shares, Institutional Shares, Investor B Shares, Investor C Shares, BlackRock Shares, Investor A1 Shares, Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C1

5

Shares, Investor C2 Shares, Investor C3 Shares and R Shares with the same alphabetical designation, irrespective of series designation (collectively, a “Class Group”), shall be invested and reinvested with the consideration received by the Fund for the issue and sale of all other shares of that Class Group, together with all income, earnings, profits and proceeds thereof, including: (i) any proceeds derived from the sale, exchange or liquidation thereof, (ii) any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and (iii) any general assets of the Fund allocated to shares of that Class Group by the Board of Trustees in accordance with the Fund’s Declaration of Trust; and each class included in each Class Group shall share on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Fund) with such other classes of shares in such Class Group in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

(2) In determining the income attributable to each share of each particular class included in each Class Group: any general expenses and liabilities of the Fund allocated by the Board of Trustees to all Class Groups shall be allocated among all Class Groups on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Fund), and any expenses and liabilities of the Fund allocated by the Board of Trustees to a particular Class Group shall be allocated among the classes included in such Class Group on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Fund), except that to the extent permitted by rule or order of the SEC;

(3) Only shares of Class B-1, Class C-1, Class E-1, Class H-1, Class I-1, Class K-1 and Class L-1 shall bear all: (1) expenses and liabilities relating to Service Shares payable under the Fund’s Distribution and Service Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(4) Only shares of Class B-2, Class C-2, Class E-2, Class H-2, Class I-2, Class K-2, Class L-2, Class R-2, Class S-2, Class T-2, Class U-2, Class V-2, , Class X-2, Class Y-2, Class Z-2, Class AA-2, Class BB-2, Class CC-2, Class DD-2, Class EE-2, Class FF-2, Class GG-2, Class HH-2, Class II-2, Class JJ-2 and KK-2 shall bear all: (1) expenses and liabilities relating to Investor A Shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(5) Only shares of Class B-3, Class C-3, Class E-3, Class H-3, Class I-3, Class K-3, Class L-3, Class R-3, Class S-3, Class T-3, Class U-3, Class V-3, Class X-3, Class Y-3, Class Z-3, Class AA-3, Class BB-3, Class CC-3, Class DD-3, Class EE-3, Class FF-3, Class GG-3, Class HH-3, Class II-3, Class JJ-3 and KK-3 shall bear all: (1) expenses and liabilities relating to Institutional Shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

6

(6) Only shares of Class B-4, Class C-4, Class E-4, Class H-4, Class I-4, Class K-4 and Class L-4 shall bear all: (1) expenses and liabilities relating to Investor B Shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(7) Only shares of Class B-5, Class C-5, Class E-5, Class H-5, Class I-5, Class K-5, Class L-5, Class S-5, Class T-5, Class U-5, Class V-5, Class FF-5, Class GG-5, Class HH-5, Class II-5, Class JJ-5 and KK-5 shall bear all: (1) expenses and liabilities relating to Investor C shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(8) Only shares of Class B-6, Class C-6, Class E-6, Class H-6, Class I-6, Class K-6, Class L-6, Class R-6 and Class FF-6 shall bear all: (1) expenses and liabilities relating to BlackRock Shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(9) Only shares of Class B-7 shall bear all: (1) expenses and liabilities relating to Investor A1 Shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(10) Only shares of Class B-8, Class C-8 and Class L-8 shall bear all: (1) expenses and liabilities relating to Investor B1 Shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(11) Only shares of Class B-9 shall bear all: (1) expenses and liabilities relating to Investor B2 Shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(12) Only shares of Class B-10, Class C-10, Class L-10 and Class KK-10 shall bear all: (1) expenses and liabilities relating to Investor C1 Shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(13) Only shares of Class B-11 shall bear all: (1) expenses and liabilities relating to Investor C2 Shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(14) Only shares of Class B-12, Class C-12, Class E-12, Class H-12, Class I-12, Class K-12, Class L-12, Class R-12, Class S-12, Class T-12, Class U-12, Class V-12, Class X-12,

7

Class Y-12, Class Z-12, Class AA-12, Class BB-12, Class CC-12, Class DD-12 and Class EE-12 shall bear all: (1) expenses and liabilities relating to R Shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(15) Only shares of Class B-14 shall bear all: (1) expenses and liabilities relating to Investor B3 Shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(16) Only shares of Class B-15 shall bear all: (1) expenses and liabilities relating to Investor C3 Shares payable under the Fund’s Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

(17) Each share of a Class Group shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Fund’s Declaration of Trust and shall have the same voting powers, provided that: (i) when expressly required by law, or when otherwise permitted by the Board of Trustees acting in its sole discretion, shares shall be voted by individual class and/or series; and (ii) only shares of the respective class, classes and/or series, as the case may be, affected by a matter shall be entitled to vote on such matter, and provided further that without affecting any provisions in the Fund’s Declaration of Trust, shares of each class shall be subject to the express right of the Fund to redeem shares of such class at any time if the Trustees determine in their sole discretion and by majority vote that failure to so redeem may have adverse consequences to the holders of the shares of such class, and upon such redemption the holders of the shares so redeemed shall have no further right with respect thereto other than to receive payment of the redemption price; and

(18) Each share of each Class Group issued for the purchase price established in its Prospectus will be validly issued, fully paid and non-assessable.

WITNESS my hand as of this ___ day of ____________, 2011

_________________________
Assistant Secretary

8